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                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP

                                DECEMBER 31, 1999

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

   1.  Statement of Cash Available for Distribution for the:

                                                                  Year Ended      Three Months Ended
                                                               December 31, 1999  December 31, 1999
                                                               -----------------  ------------------
       Net Income (loss)                                       $      1,271,000   $         (18,000)

          Add: Depreciation                                             188,000              55,000
               Amortization                                               4,000               1,000
               Equity in loss of local limited partnership               72,000              25,000
               Cash from reserves                                             -             439,000
          Less: Cash to reserves                                       (952,000)                  -
                                                               -----------------  ------------------

          Cash Available for Distribution                      $        583,000   $         502,000
                                                               =================  ==================

          Distributions allocated to General Partners          $          8,000   $           2,000
                                                               =================  ==================

          Distributions allocated to Limited Partners          $        575,000   $         500,000
                                                               =================  ==================


   2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1999:

        Entity Receiving                             Form of
          Compensation                            Compensation                                  Amount
       --------------------            -------------------------------------------        ------------------
       General Partners                Interest in Cash Available for Distribution          $          2,000


       WFC Realty Co., Inc.            Interest in Cash Available for Distribution          $              5
       (Initial limited partner)